NEWS RELEASE

NETGEAR® REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS

•	Fourth quarter 2014 net revenue of $353.2 million, as compared to $356.6 million in the comparable prior year quarter, decrease of 1.0% year over year.

•	Fourth quarter 2014 GAAP net loss per diluted share of $1.16, as compared to net income per diluted share of $0.30 in the comparable prior year quarter.

◦
Fourth quarter 2014 GAAP net loss includes a non-cash goodwill impairment charge of $74.2 million, resulting in a loss of $1.62 per diluted share, net of tax, relating to the Service Provider Business Unit.

◦	Fourth quarter 2014 non-GAAP net income per diluted share of $0.65, as compared to $0.59 in the comparable prior year quarter.

•	2014 net revenue of $1.39 billion, as compared to $1.37 billion in 2013, increase of 1.7% year over year.

•	2014 GAAP net income per diluted share of $0.24, as compared to $1.42 in 2013.

◦	2014 GAAP net income includes a non-cash goodwill impairment charge of $74.2 million, resulting in a loss of $1.54 per diluted share, net of tax, relating to the Service Provider Business Unit.

◦	2014 non-GAAP net income per diluted share of $2.54, as compared to $2.29 in 2013.

•	Company expects first quarter 2015 net revenue to be in the range of $300 million to $315 million, with non-GAAP operating margin in the range of 8.5% to 9.5%.

SAN JOSE, California - February 5, 2015 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative products to consumers, businesses and service providers, today reported financial results for the fourth quarter and full year ended December 31, 2014.

Net revenue for the fourth quarter ended December 31, 2014 was $353.2 million, as compared to $356.6 million in the fourth quarter ended December 31, 2013, and $353.3 million in the third quarter ended September 28, 2014. Net loss, computed in accordance with GAAP, for the fourth quarter of 2014 was $40.4 million, or $1.16 net loss per diluted share. This compared to GAAP net income of $11.4 million, or $0.30 net income per diluted share, in the fourth quarter of 2013, and GAAP net income of $20.0 million, or $0.55 per diluted share, in the third quarter of 2014. Non-GAAP net income was $0.65 per diluted share in the fourth quarter of 2014, as compared to non-GAAP net income of $0.59 per diluted share in the fourth quarter of 2013 and $0.72 per diluted share in the third quarter of 2014.

Operating margin, computed in accordance with GAAP, for the fourth quarter of 2014 was -13.2%, as compared to 6.6% in the year ago comparable quarter, and 7.5% in the third quarter of 2014. Non-GAAP operating margin was 10.1% in the fourth quarter of 2014, as compared to 10.6% in the fourth quarter of 2013 and the third quarter of 2014.

Net revenue for the full year 2014 was $1.39 billion, a 1.7% increase as compared to $1.37 billion for 2013. Net income, computed in accordance with GAAP, for the full year 2014 was $8.8 million, or $0.24 per diluted share. This compared to GAAP net income of $55.2 million, or $1.42 per diluted share, for 2013. Non-GAAP net income was $2.54 per diluted share in the full year of 2014, as compared to non-GAAP net income of $2.29 per diluted share for 2013.

Operating margin, computed in accordance with GAAP, for the full year of 2014 was 2.0%, as compared to 6.8% for 2013. Non-GAAP operating margin was 10.1% in the full year of 2014, as compared to 10.2% for 2013.

The differences between GAAP and non-GAAP financial measures include adjustments, net of any tax effect, for amortization of intangibles, stock-based compensation expense, restructuring and other charges, acquisition-related expense, impact to cost of sales from acquisition accounting adjustments to inventory, litigation reserves, net, goodwill impairment charges, intangibles impairment charges, gain on litigation settlements, and the establishment of a valuation allowance associated with certain deferred tax assets. The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “We are very pleased with the fourth quarter performance of our Retail Business Unit and Commercial Business Unit. It was a record quarter for RBU in terms of net revenue, led by unprecedented demand for our high-end line of Nighthawk 802.11ac routers during the holiday season. Meanwhile, CBU grew on a year-over-year and sequential basis, benefiting from increased sales of our switching and storage products. Given the strength of these two business units, we will continue to invest our resources in both product development and sales coverage for these business units in 2015.”

Mr. Lo continued, “On the other hand, we saw a decline in our service provider revenue in Q4 and according to our customers, purchase constraints will deteriorate further in 2015 and for the foreseeable future. As such, we are taking definitive steps in two areas: re-sizing the cost structure of SPBU to match the reduced revenue outlook, and concentrating resources on long term and profitable accounts.”

Christine Gorjanc, Chief Financial Officer of NETGEAR, added, "NETGEAR’s fourth quarter of 2014 GAAP results include a non-cash goodwill impairment charge of $74.2 million relating to our Service Provider Business Unit, as its long-term revenue and profit outlook weakened.”

Ms. Gorjanc continued, "During the fourth quarter of 2014, we continued to leverage the strength of our balance sheet and cash position by repurchasing approximately 706,000 shares of NETGEAR common stock for $22.0 million, at an average price of $31.18 per share. We increased capital returns to our shareholders in 2014, which resulted in 2.8 million shares being repurchased for $90.6 million in the year ended December 31, 2014. We plan to continue to repurchase shares opportunistically using the share authorization that was recently approved by our Board of Directors in October 2014. Three million shares remain available for repurchase under this authorization as of the end of 2014.”

Mr. Lo continued, "Looking ahead to the first quarter of 2015, we are expecting net revenue to be in the range of $300 million to $315 million. The decline in revenue beyond normal seasonality is primarily due to the challenges faced by our Service Provider Business Unit. Non-GAAP operating margin is expected to be in the range of 8.5% to 9.5%, which includes an unfavorable impact of approximately 100 basis points as a result of the recent appreciation of the U.S. dollar, as compared to the recent fourth quarter.”

Investor Conference Call / Webcast Details
NETGEAR will review the fourth quarter results and discuss management's expectations for the first quarter of 2015 today, Thursday, February 5, 2015 at 5 p.m. ET (2 p.m. PT). The dial-in number for the live audio call is (201) 689-8471. A live webcast of the conference call will be available on NETGEAR's website at http://investor.netgear.com. A replay of the call will be available 2 hours following the call through midnight ET (9 p.m. PT) on Thursday, February 12, 2015 by telephone at (858) 384-5517 and via the web at http://investor.netgear.com. The account number to access the phone replay is 13599254.

About NETGEAR, Inc.
NETGEAR (NASDAQ: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. The Company's products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which the Company's products are sold. NETGEAR products are sold in approximately 44,000 retail locations around the globe, and through approximately 36,000 value-added resellers. The company's headquarters are in San Jose, Calif., with additional offices in approximately 25 countries. NETGEAR is an ENERGY STAR partner. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2015 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:
NETGEAR Investor Relations
Christopher Genualdi
netgearIR@netgear.com
(408) 890-3520

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: expected net revenue and non-GAAP operating margin; expectations regarding the timing and market acceptance of recent and anticipated new product introductions that position the Company for growth; expectations regarding the Company’s market share and leadership position in various product categories; and expectations regarding repurchases of the Company’s common stock. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” pages 51 through 71, in the Company's quarterly report on Form 10-Q for the fiscal quarter ended September 28, 2014, filed with the Securities and Exchange Commission on November 4, 2014. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:
To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP financial measures, which are adjusted to exclude certain expenses and tax adjustments, where applicable. We believe non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.

-Financial Tables Attached-

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2014	December 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$141,234	$143,009
Short-term investments	115,895	105,145
Accounts receivable, net	275,689	266,484
Inventories	222,883	224,456
Deferred income taxes	29,039	27,239
Prepaid expenses and other current assets	38,225	33,778
Total current assets	822,965	800,111
Property and equipment, net	29,694	27,194
Intangibles, net	66,230	84,118
Goodwill	81,721	155,916
Other non-current assets	48,077	26,591
Total assets	$1,048,687	$1,093,930

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$106,357	$114,531
Accrued employee compensation	21,588	16,551
Other accrued liabilities	143,742	143,218
Deferred revenue	30,023	24,496
Income taxes payable	2,406	1,287
Total current liabilities	304,116	300,083
Non-current income taxes payable	15,252	13,804
Other non-current liabilities	7,754	6,260
Total liabilities	327,122	320,147
Stockholders' equity:
Common stock	35	37
Additional paid-in capital	454,144	421,901
Accumulated other comprehensive income	38	69
Retained earnings	267,348	351,776
Total stockholders' equity	721,565	773,783
Total liabilities and stockholders' equity	$1,048,687	$1,093,930

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and percentage data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2014	September 28, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Net revenue	$353,182	$353,338	$356,620	$1,393,515	$1,369,633
Cost of revenue	252,708	251,005	255,831	995,597	976,018
Gross profit	100,474	102,333	100,789	397,918	393,615
Gross margin	28.4%	29.0%	28.3%	28.6%	28.7%
Operating expenses:
Research and development	22,908	23,337	22,529	90,902	85,168
Sales and marketing	39,644	39,283	37,544	157,017	153,804
General and administrative	11,557	11,726	12,339	46,552	48,915
Restructuring and other charges	19	1,360	3,378	2,209	5,335
Litigation reserves, net	(1,265)	69	1,446	(1,011)	5,354
Goodwill impairment charges	74,196	—	—	74,196	—
Intangibles impairment charges	—	—	—	—	2,000
Total operating expenses	147,059	75,775	77,236	369,865	300,576
Income (loss) from operations	(46,585)	26,558	23,553	28,053	93,039
Operating margin	(13.2)%	7.5%	6.6%	2.0%	6.8%
Interest income	79	68	85	253	400
Other income (expense), net	544	2,246	(494)	2,455	(457)
Income (loss) before income taxes	(45,962)	28,872	23,144	30,761	92,982
Provision for income taxes	(5,609)	8,847	11,712	21,973	37,765
Net income (loss)	$(40,353)	$20,025	$11,432	$8,788	$55,217

Net income (loss) per share:
Basic	$(1.16)	$0.56	$0.30	$0.25	$1.44
Diluted	$(1.16)	$0.55	$0.30	$0.24	$1.42

Weighted average shares used to compute net income per share:
Basic	34,726	35,643	37,845	35,771	38,379
Diluted	34,726	36,250	38,408	36,445	38,948

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Twelve Months Ended
	December 31, 2014	September 28, 2014	December 31, 2013	December 31, 2014	December 31, 2013

GAAP gross profit	$100,474	$102,333	$100,789	$397,918	$393,615
Amortization of intangibles	2,625	2,625	2,664	10,488	8,803
Stock-based compensation expense	504	573	503	2,037	1,577
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	—	—	568
Non-GAAP gross profit	$103,603	$105,531	$103,956	$410,443	$404,563
Non-GAAP gross margin	29.3%	29.9%	29.2%	29.5%	29.5%

GAAP research and development	$22,908	$23,337	$22,529	$90,902	$85,168
Stock-based compensation expense	(1,038)	(1,255)	(1,089)	(4,916)	(3,943)
Non-GAAP research and development	$21,870	$22,082	$21,440	$85,986	$81,225

GAAP sales and marketing	$39,644	$39,283	$37,544	$157,017	$153,804
Amortization of intangibles	(1,771)	(1,771)	(1,771)	(7,085)	(6,414)
Stock-based compensation expense	(1,409)	(1,409)	(1,508)	(6,168)	(5,379)
Non-GAAP sales and marketing	$36,464	$36,103	$34,265	$143,764	$142,011

GAAP general and administrative	$11,557	$11,726	$12,339	$46,552	$48,915
Stock-based compensation expense	(1,837)	(1,925)	(1,870)	(6,893)	(6,563)
Acquisition related expense	—	—	(16)	(8)	(940)
Non-GAAP general and administrative	$9,720	$9,801	$10,453	$39,651	$41,412

GAAP total operating expenses	$147,059	$75,775	$77,236	$369,865	$300,576
Amortization of intangibles	(1,771)	(1,771)	(1,771)	(7,085)	(6,414)
Stock-based compensation expense	(4,284)	(4,589)	(4,467)	(17,977)	(15,885)
Restructuring and other charges	(19)	(1,360)	(3,378)	(2,209)	(5,335)
Acquisition related expense	—	—	(16)	(8)	(940)
Litigation reserves, net	1,265	(69)	(1,446)	1,011	(5,354)
Goodwill impairment charges	(74,196)	—	—	(74,196)	—
Intangibles impairment charges	—	—	—	—	(2,000)
Non-GAAP total operating expenses	$68,054	$67,986	$66,158	$269,401	$264,648

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2014	September 28, 2014	December 31, 2013	December 31, 2014	December 31, 2013

GAAP operating (loss) income	$(46,585)	$26,558	$23,553	$28,053	$93,039
Amortization of intangibles	4,396	4,396	4,435	17,573	15,217
Stock-based compensation expense	4,788	5,162	4,970	20,014	17,462
Restructuring and other charges	19	1,360	3,378	2,209	5,335
Acquisition-related expense	—	—	16	8	940
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	—	—	568
Litigation reserves, net	(1,265)	69	1,446	(1,011)	5,354
Goodwill impairment charges	74,196	—	—	74,196	—
Intangibles impairment charges	—	—	—	—	2,000
Non-GAAP operating income	$35,549	$37,545	$37,798	$141,042	$139,915
Non-GAAP operating margin	10.1%	10.6%	10.6%	10.1%	10.2%

GAAP other income (expense), net	$544	$2,246	$(494)	$2,455	$(457)
Gain on litigation settlements	—	(2,800)	—	(2,800)	—
Non-GAAP other income (expense), net	$544	$(554)	$(494)	$(345)	$(457)

GAAP net income (loss)	$(40,353)	$20,025	$11,432	$8,788	$55,217
Amortization of intangibles	4,396	4,396	4,435	17,573	15,217
Stock-based compensation expense	4,788	5,162	4,970	20,014	17,462
Restructuring and other charges	19	1,360	3,378	2,209	5,335
Acquisition-related expense	—	—	16	8	940
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	—	—	568
Litigation reserves, net	(1,265)	69	1,446	(1,011)	5,354
Goodwill impairment charges	74,196	—	—	74,196	—
Intangibles impairment charges	—	—	—	—	2,000
Gain on litigation settlements	—	(2,800)	—	(2,800)	—
Tax effect and tax related adjustments	(18,898)	(2,030)	(3,075)	(26,477)	(12,813)
Non-GAAP net income	$22,883	$26,182	$22,602	$92,500	$89,280

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2014	September 28, 2014	December 31, 2013	December 31, 2014	December 31, 2013

NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$(1.16)	$0.55	$0.30	$0.24	$1.42
Amortization of intangibles	0.12	0.12	0.12	0.48	0.39
Stock-based compensation expense	0.14	0.14	0.13	0.55	0.45
Restructuring and other charges	0.00	0.04	0.09	0.06	0.14
Acquisition-related expense	—	—	0.00	0.00	0.02
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	—	—	0.01
Litigation reserves, net	(0.04)	0.00	0.04	(0.03)	0.14
Goodwill impairment charges	2.10	—	—	2.04	—
Intangibles impairment charges	—	—	—	—	0.05
Gain on litigation settlements	—	(0.08)	—	(0.08)	—
Tax effect and tax related adjustments	(0.53)	(0.05)	(0.09)	(0.72)	(0.33)
Non-GAAP net income per diluted share *	$0.65	$0.72	$0.59	$2.54	$2.29

Shares used in computing GAAP net income (loss) per diluted share	34,726	36,250	38,408	36,445	38,948
Shares used in computing non-GAAP net income per diluted share	35,348	36,250	38,408	36,445	38,948
*The sum of per diluted share impact may not total to non-GAAP net income per diluted share due to different share counts used in calculating GAAP net loss per diluted share and non-GAAP net income per diluted share. The GAAP net loss per diluted share calculation used a lower share count as it excluded potentially dilutive shares which are included in calculating non-GAAP net income per diluted share.

SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)
(Unaudited)

	Three Months Ended
	December 31, 2014	September 28, 2014	June 29, 2014	March 30, 2014	December 31, 2013

Cash, cash equivalents and short-term investments	$257,129	$242,648	$242,729	$240,261	$248,154
Cash, cash equivalents and short-term investments per diluted share	$7.40	$6.69	$6.59	$6.44	$6.46

Accounts receivable, net	$275,689	$278,568	$282,900	$291,251	$266,484
Days sales outstanding (DSO)	73	72	76	74	69

Inventories	$222,883	$206,494	$194,533	$201,630	$224,456
Ending inventory turns	4.5	4.9	4.9	5.0	4.6

Weeks of channel inventory:
U.S. retail channel	7.8	7.7	10.5	9.7	9.4
U.S. distribution channel	12.0	10.6	12.0	9.8	11.2
EMEA distribution channel	5.4	4.4	4.0	4.1	4.6
APAC distribution channel	7.2	6.8	9.0	7.1	8.5

Deferred revenue (current and non-current)	$31,621	$35,654	$35,229	$32,070	$26,433

Headcount	1,038	1,047	1,033	1,023	1,029
Non-GAAP diluted shares	35,348	36,250	36,808	37,305	38,408

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Twelve Months Ended
	December 31, 2014		September 28, 2014		December 31, 2013		December 31, 2014		December 31, 2013
Americas	$194,673	55%	$193,904	55%	$211,307	59%	$770,890	56%	$789,318	58%
EMEA	106,237	30%	108,421	31%	99,976	28%	421,887	30%	412,688	30%
APAC	52,272	15%	51,013	14%	45,337	13%	200,738	14%	167,627	12%
Total	$353,182	100%	$353,338	100%	$356,620	100%	$1,393,515	100%	$1,369,633	100%

NET REVENUE BY SEGMENT

	Three Months Ended						Twelve Months Ended
	December 31, 2014		September 28, 2014		December 31, 2013		December 31, 2014		December 31, 2013
Retail	$147,864	42%	$131,341	38%	$135,906	38%	$508,100	36%	$509,924	37%
Commercial	79,393	22%	71,974	20%	75,007	21%	305,677	22%	311,261	23%
Service Provider	125,925	36%	150,023	42%	145,707	41%	579,738	42%	548,448	40%
Total	$353,182	100%	$353,338	100%	$356,620	100%	$1,393,515	100%	$1,369,633	100%